Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (No. 333-114067, No. 333-114408, No. 333-105189 and No. 33-77148) on Form S-8 of Tufco Technologies, Inc. and Subsidiaries of our report dated December 28, 2007 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Tufco Technologies, Inc. and Subsidiaries for the year ended September 30, 2007.

/s/ McGladrey & Pullen LLP
Schaumburg, Illinois
December 28, 2007